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Exhibit


January 27, 2000


United States Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, DC 20549

Gentlemen:

We have read the statements made by Xceed, Inc. pursuant to Item 4 of Form 8-K to be filed with the Commission on January 28, 2000. We agree with the statements concerning our firm in such Form 8-K.

Very truly yours,



/s/ Holtz Rubenstein & Co., LLP
HOLTZ RUBENSTEIN & CO., LLP